SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2014

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 South 4th Street, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 868-4277

_______________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 — Entry Into A Material Definitive Agreement

The disclosures below relating to our entry into a material definitive agreement with our newly-appointed COO, Paul Turino, are incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 27, 2014, the board of directors approved the employment agreement and appointed Mr. Paul Turino, as our new Chief Operating Officer.

Paul Turino was the Managing Director of Velocity Media Ventures, LLC, a position he held from January 2009 until his appointment with Cubed, Inc. At Velocity, Mr. Turino provided board-level advisory services for corporate clients, as well as venture capital and private equity firms on the strategic alignment and innovative use and implementation of technology to enhance business opportunities, competitive capabilities and investment strategies.

Prior to serving at Velocity, Mr. Turino was with Citigroup, Inc., where he served as Executive Vice President of Technology Strategy and Innovation. In this position, Mr. Turino oversaw all aspects of global strategic and operational planning for technology. He is credited for spearheading the efforts behind the joint venture between Citigroup and SK Telecom “Mobile Money Venutres”, and the founding of its global corporate venturing arm “Citi Ventures”.

With over 25 years of experience, Mr. Turino has an accomplished and respected track record in technology. He has held senior executive positions at companies such as Sanofi-Aventis, AXA, Chase, Cablevision Systems Corporation, Chyron Corporation, and Korg, U.S.A. where he distinguished himself by achieving notable industry firsts.

Mr. Turino earned a B.S.E.E. in Computer Engineering from Hofstra University.

Our newly-appointed officer has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

We retained Mr. Turino under an Employment Agreement dated May 16, 2014 (the “Agreement”). Under the Agreement, Mr. Turino will earn a base salary of no less than $150,000 per year, subject to adjustment from time to time. In addition, Mr. Turino will be eligible to earn an annual performance bonus equal to fifty percent (50%) of his base salary, payable in the discretion of the board and based upon certain annual financial and individual performance goals to be established by the board. Finally, we have agreed to issue Mr. Turino options to purchase 1,000,000 shares of our common stock, with various pricing and vesting requirements. The options are subject to Mr. Turino’s continued employment on the vesting date and various other terms and conditions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed with the Securities and Exchange Commission as Exhibit 10.1 to this Current Report on Form 8-K.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement with Paul Torino

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBED, INC.

/s/ Joseph White

Joseph White
President, Chief Executive Officer

Date: May 29, 2014

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